UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2006

Unioil

(Exact name of registrant as specified in its charter)

NEVADA	0-10089	93-0782780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3817 Carson Avenue

Evans, Colorado 80620

(Address of principal executive offices) (Zip Code)

(970) 330-6300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 1.01 --Entry into a Material Definitive Agreement.

On October 19, 2006, Unioil (“Unioil”) entered into a Tender Offer Agreement (the “Tender Offer Agreement”) with Petroleum Development Corporation ("PDC") and Wattenberg Acquisition Corporation ("PDC Sub") whereby PDC Sub will make a tender offer for all of the issued and outstanding shares of Unioil common stock for $1.91 per share cash, followed by a merger of PDC Sub with Unioil in which any Unioil shares not purchased by PDC Sub in the offer will be converted into the right to receive $1.91 per share cash. Following the tender offer and merger, Unioil would be a wholly-owned subsidiary of PDC.

As an inducement for PDC and PDC Sub to enter into the Tender Offer Agreement, Charles E. Ayers, Jr., the Chairman, President, Chief Executive Officer and Chief Financial Officer of Unioil, and four members of his family (the “Principal Stockholders”), have entered into a Stockholder Tender Agreement with PDC dated as of October 19, 2006 (the “Stockholder Tender Agreement”). To the knowledge of Unioil, the Principal Stockholders collectively own of record 7,801,939 shares of Unioil common stock. Of this total, Charles E. Ayers, Jr. owns 6,851,983 shares and each of the four members of his family who are party to the Stockholder Tender Agreement own 237,489 shares.

If more than 90% of the issued and outstanding Unioil common stock is acquired by PDC Sub in the offer, the merger may be effected without approval of or notice to the remaining Unioil stockholders. If less than 90% of the issued and outstanding shares of Unioil common stock is acquired by PDC Sub in the offer, the merger will require approval by holders of a majority of the Unioil common stock, which will approval will be assured because of the Principal Stockholders’ commitment to tender shares representing approximately 82% of the issued and outstanding Unioil common stock to PDC Sub pursuant to the Stockholder Tender Agreement.

The closing of the tender offer is conditioned upon, among other things, (i) there being no proceeding or governmental action challenging the acquisition of Unioil by PDC and PDC Sub, (ii) no material adverse effect having occurred with respect to Unioil, (iii) there being no material inaccuracies in Unioil’s representations and warranties in the Tender Offer Agreement nor any breach of any material obligation, and (iv) the Stockholder Agreement to Tender being in full force in effect with no material breach by the Principal Stockholders thereunder. The Tender Offer Agreement may also be terminated under certain circumstances, as set forth in the Tender Offer Agreement.

Pursuant to the Stockholder Tender Agreement, the Principal Stockholders have agreed, among other things, to tender or cause to be tendered to Sub, all of the issued and outstanding shares of Unioil common stock beneficially owned by the Principal Stockholders (the “Shares”) in the offer, regardless of whether a higher offer for the Shares has been made by any person; (b) except for tendering the Shares in accordance with the Stockholder Tender Agreement, not to (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares, (ii) except with respect to matters not covered by the Stockholder Tender Agreement, grant any proxies or powers of attorney in respect of the Shares, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares and (iii) take any action that would have the effect of preventing or disabling (x) the Principal Stockholders from performing their obligations under the Stockholder Tender Agreement or (y) PDC, PDC Sub or their designees from exercising their rights under the Stockholder Tender Agreement; (c) to vote or cause to be voted all of the Shares, in the event any such matter is submitted to the vote of holders of Common Stock, (i) in favor of approval and adoption of the Tender Offer Agreement, the merger and the transactions contemplated by the Stockholder Tender Agreement and the Tender Offer Agreement and (ii) against any Alternative Acquisition (as such term is defined in the Tender Offer Agreement), or any other matters which would reasonably be expected to impede, interfere with, delay or materially adversely affect the Offer, the Merger and the transactions contemplated by the Stockholder Tender Agreement and the Tender Offer Agreement; and (d) to revoke any and all previous proxies with respect to any of the Shares and grant to PDC and such individuals or corporations as PDC may designate an irrevocable proxy to vote all of the Shares beneficially owned by the Principal Stockholder on any matters which may be presented to holders of Common Stock with respect to the matters referred to in (c)(i) and (c)(ii) above. The Stockholder Tender Agreement will terminate upon the earliest of the offer closing, simultaneously with the termination of the Tender Offer Agreement by mutual consent or by reason of a breach by Parent or Sub of their obligations thereunder, and the 10th day following the termination of the Tender Offer Agreement for any other reason.

The Principal Stockholders have further agreed, as provided in the Stockholder Tender Agreement, to grant to PDC a 10 day option to purchase the Shares at a price greater than or equal to the Offer Price, such option to become exercisable upon the termination of the Tender Offer Agreement.

The descriptions of the Tender Offer Agreement and the Stockholder Tender Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the provisions of the Tender Offer Agreement and the Stockholder Tender Agreement. Reference is made to the full text of the agreements which are filed as exhibits to this report and incorporated in this report by this reference.

Notice for Unioil Stockholders and Interested Parties. This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of any class of stock of Unioil. Following commencement of the tender offer, Unioil intends to file a solicitation/recommendation statement on Schedule 14D-9 (the “Schedule 14D-9”). Unioil’s stockholders should read the Schedule 14D-9 when it becomes available as it will contain important information regarding the transaction. Investors will be able to obtain, without charge, a copy of the Schedule 14D-9 and other filed documents relating to this transaction from Unioil and through the website of the Securities and Exchange Commission at www.sec.gov.

Item 7.01. Regulation FD Disclosure

On October 20, 2006, PDC and Unioil issued a press release announcing the Tender Offer Agreement and the Stockholder Tender Agreement, a copy of which was filed with Unioil’s Schedule 14D-9C on October 20, 2006 and is incorporated by this reference.

The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements & Exhibits

(d) Exhibits.

2.1	Tender Offer Agreement dated October 19, 2006 among Petroleum Development Corporation, Wattenberg Acquisition Corporation and Unioil.

2.2	Stockholder Tender Agreement dated October 19, 2006 among Petroleum Development Corporation, Charles E. Ayers, Jr., Sarah M. Ayers, Charles E. Ayers, III, J. Mason Ayers and Alexander H. Ayers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIOIL

Date: October 25, 2006	By: /s/ Charles E. Ayers, Jr.

Charles E. Ayers, Jr.

Chairman